Exhibit 10.17

THIRD AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. EMPLOYEE STOCK OWNERSHIP PENSION PLAN

(As Amended and Restated Effective January 1, 2001)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 9.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, in the following particulars:

1. By postponing the effective date of the Second Amendment of the Sky Financial Group, Inc. Employee Stock Ownership Pension Plan from May 15, 2002, to December 1, 2002.

2. By substituting the following sentence for the sentence immediately following subparagraph (e) of Section 1.03 of the Plan, effective as of April 1, 2002:

“Notwithstanding the foregoing, the ‘Annual Compensation’ of any Participant employed by Celaris Group, Inc. or Value Added Benefits, Ltd. (including any such Participant employed by Sky Insurance who was previously employed by Celaris Group, Inc. or Valued Added Benefits, Ltd.) as a ‘Producer With Management Responsibilities,’ will not include any commissions received by such Participant for services performed as a Producer With Management Responsibilities.”

3. By substituting the following for Section 1.22 of the Plan, effective as of January 1, 2002:

“1.22 Normal Retirement Date. ‘Normal Retirement Date’ means the first day of the month coinciding with or next following the date on which a Participant attains Normal Retirement Age. For purposes of Sections 5.03 of the Plan, an Employee will be deemed to have retired if he or she has terminated employment after attaining Normal Retirement Age.”

4. By substituting the following for Section 1.39 of the Plan, effective as of December 1, 2002:

“1.39 Dividend Reinvestment Account. ‘Dividend Reinvestment Account’ means a Participant’s Account attributable to Company Stock purchased with dividends the Company pays on Company Stock held in the Company Stock Funds.”

5. By adding the following sentence to Section 2.01 of the Plan, immediately after the first sentence thereof, effective as of April 1, 2002:

“Each Employee of Celaris Group, Inc. or Value Added Benefits, Ltd. (including each Employee of Celaris Group, Inc. or Value Added Benefits, Ltd. who becomes or has become an Employee of Sky Insurance) shall participate in the Plan on or after April 1, 2002, solely in accordance with Section 2.04 of the Plan.”

6. By adding the following new Section 2.04 to the Plan immediately after Section 2.03 therof, effective as of April 1, 2002:

“2.04 Eligibility for Employees of Celaris Group, Inc. and Value Added Benefits, Ltd. Effective April 1, 2002, each Employee of Celaris Group, Inc. and Value Added Benefits, Ltd. (including each Employee of Celaris Group, Inc. or Value Added Benefits, Ltd. who becomes or has become an Employee of Sky Insurance) shall participate in the Plan on the first Entry Date coinciding with or next preceding the date the Employee meets all of the following requirements:

(a) the Employee is credited with one Year of Service;

(b) the Employee has attained age 18 years;

(c) the Employee is not a member of a collective bargaining unit unless the collective bargaining agreement between the Employer and the union provides for participation in this Plan;

(d) the Employee is not classified by the Company, Celaris Group, Inc., or Value Added Benefits, Ltd. a 100 percent commissioned salesperson;

(e) the Employee is not classified by the Company, Celaris Group, Inc., or Value Added Benefits, Ltd. as a Commissioned-Only Producer Without Management Responsibilities; and

(f) the Employee is not classified by the Company, Celaris Group, Inc., or Value Added Benefits, Ltd. as a New Producer Without Management Responsibilities.

Any Employee who is classified by the Company, Celaris Group, Inc., or Value Added Benefits, Ltd. as a Producer With Management Responsibilities will be eligible to Participate in the Plan; provided that, the Employee has satisfied the requirements of this Section 2.04. However, the Employer Contribution made on behalf of such Employee will be based only on the portion of the Employee’s Annual Compensation that is base salary, and will not take into account any commissions such Employee receives from Celaris Group, Inc. or Value Added Benefits, Ltd., or any successor thereof.”

7. By substituting the following for the second paragraph of Section 3.01 of the Plan, effective as of January 1, 2001:

“For Participants to whom Article XV applies, the Employer shall contribute on behalf of each such Participant, including a Participant who continues in the employ of the Employer after his or her Normal Retirement Date, an amount equal to the difference between (a) three percent (3%) of his or her Annual Compensation, and (b) an amount equal to the percentage of the Participant’s Annual Compensation allocated to the Participant’s Account as a result of the Employer’s Leveraged Contribution under Article XV for that Plan Year. If the amount in clause (b) exceeds the amount in clause (a), then the Employer shall make no contribution on behalf of such Participant for that Plan Year, other than the amount in clause (b). If the amount in clause (b) is less than the amount in clause (a), the Employer shall make a contribution on behalf of each affected Participant equal to the difference.”

8. By substituting the following for the last sentence of Section 4.02 of the Plan, effective as of January 1, 2001:

“An allocation will be made only if the Participant was employed by the Employer on the last day of such Plan Year and was credited with at least 1,000 Hours of Service during such Plan Year, except that any Participant who became totally and permanently disabled, died or terminated employment with the

Employer on or after attaining Normal Retirement Age during such Plan Year shall receive an allocation.”

9. By substituting the following for Section 5.01 of the Plan, effective as of January 1, 2001:

“5.01 Upon Retirement or Disability. When a Participant attains Normal Retirement Age, or becomes totally and permanently disabled, the entire interest in the Participant’s Accounts, including the amount of any contributions for the Plan Year in which the Participant’s termination of employment on or after his or her Normal Retirement Date or Disability occurs, shall become nonforfeitable. The Plan Administrator, in accordance with the provisions of Section 6.01 of the Plan, shall then direct the Trustee to distribute to such Participant the entire interest in his or her Account. A Participant who remains in the employment of the Employer after the Participant attains Normal Retirement Age shall continue to participate in the Plan.”

10. By substituting the phrase “Disability, death or termination of employment after attaining the Normal Retirement Age,” for the phrase “retirement, Disability or death,” where the latter phrase appears in the first sentence of Section 5.03 of the Plan, effective as of January 1, 2001.

11. By deleting clause (i) of paragraph (a) of Section 8.01 of the Plan and substituting the following for paragraph (a) of Section 8.01 thereof, effective as of December 1, 2002:

“(a) Except as provided in the remainder of this Section 8.01, any dividend paid on Company Stock held in a Participant’s Company Stock Funds shall be reinvested in Company Stock and held in the Participant’s Dividend Reinvestment Account. The Plan Administrator shall prescribe rules and procedures, which shall be applied in a uniform and non-discriminatory manner, to allow Participants to affirmatively elect to have their cash dividends paid directly to them in cash outside the Plan as soon as a administratively feasible. Such rules and procedures that are prescribed by the Plan Administrator shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Code Section 404(k) with respect to the amount of cash dividends (including the requirement that the election to receive cash dividends be irrevocable for the period to which it applies and including the requirement set forth in Code Section 404(k)(2)(b)).”

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I, Thomas A. Sciorilli, on behalf of the Sky Financial Group, Inc. Benefit Plans Committee, hereby certify that the foregoing is a correct copy of a resolution duly adopted by the Committee on November 13, 2002 and that the resolution has not been changed or repealed.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:
A Member of the Committee